Exhibit 99.1

China Housing & Land Development, Inc. Appoints Mr. William Xin as Chief Financial Officer

Xi’an, China, February 15, 2008 /Xinhua-PRNewswire/ — China Housing & Land Development, Inc. “China Housing” (OTC BB: CHLN — News), a leading developer of residential and commercial properties in the Northwest China, today announced the appointment of Mr. William Xin to the position of Chief Financial Officer.

Mr. Xin replaces Yulong Wan, who resigned the position of Chief Financial Officer to pursue other endeavors.

Mr. Xin has over ten years of experience in finance and international executive management operating in a broad range of industries. Most recently he was managing partner of Golden Leaf Investment Group, where he provided financial consulting, strategic planning, market research and venture capital services for multiple Chinese companies. Since 2005, Mr. Xin has severed as Managing Partner at Golden Leaf Investment Group in New York City where he has provided financial consulting, strategic planning, market research and venture capital services on a number of projects including a hydropower company, a nanotechnology company and two emerging telecommunications companies. From 2000 through 2005, Mr. Xin was co-founder, chairman and CEO of BChinaB, Inc., a vertically-integrated US-based outsourcing company, where helped companies such as Henry Schein, Libbey Inc., Ametek, Inc. Champion Enterprises and Rheem Air Conditioners increase profitability by outsourcing their supply chains to China. Mr. Xin has been featured in the Wall Street Journal and Crain’s magazine as a China business expert and has spoken on many panels regarding China. Mr. Xin earned his Bachelor’s degree and Master of Business Administration degree from Yale University in New Haven, Connecticut.

Mr. Pingji Lu, Chairman & CEO of China Housing, said, “We are very pleased to have Mr. Xin join as our new CFO. He is a proven leader with extensive finance experience and expertise, in additional to being a competent strategic planner. Mr. Xin will spend adequate time in the United States as he becomes the primary investor relations contact for the Company. We are confident that he will be a valuable addition to our senior executive team and look forward to leveraging his skill set as we continue to execute our growth plans.”

Mr. Lu continued, “We wish to thank Yulong Wan for his substantial contributions to China Housing. During Mr. Wan’s tenure, he was instrumental in building the Company’s strong financial and corporate structure, and also helped facilitate our integration into the US public markets during 2006. We wish him the best in his future endeavors.”

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of Shanxi province in China, China Housing & Land Development, Inc. is the largest private developer of residential and commercial properties. China Housing has been an independent business since 1992 and became a U.S. public company in 2006.

Cautionary Statement Regarding Forward-Looking Information

This Press Release may contain forward-looking information about China Housing & Land Development, which are covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development’s future performance, operations and products. Actual performance results may vary significantly from expectations and projections. This and other “Risk Factors” are contained in China Housing & Land Development, Inc.‘s public filings with the SEC.

For more information, please contact:

China Housing & Land Development, Inc.
Jing Lu
Tel: +86-29-82582632
Email: jinglu@chldinc.com

Investors:
Matthew Hayden
HC International, Inc.
Tel: +1-561-245-5155
Email: matt.hayden@hcinternational.net